Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned, a shareholder of Life Partners Holdings, Inc., a Texas corporation (the "Company"), does hereby nominate, constitute and appoint R. Scott Peden and Justin R. Blount, or either of them, his true and lawful attorneys and agents to do any and all acts and things and execute and file any and all instruments that said attorneys and agents, or either of them, may deem necessary or advisable to enable the undersigned (in his individual capacity or in a fiduciary or any other capacity) to comply with the Securities Act of 1933, as amended (the "'33 Act"), or the Securities Exchange Act of 1934, as amended (the "'34 Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in his individual capacity or in a fiduciary or any other capacity) may be required to file pursuant to Section 4(1) of the '33 Act or Section 16(a) of the '34 Act, including specifically, but without limitation, full power and authority to sign the undersigned's name, in his individual capacity or in a fiduciary or any other capacity, to any report or statement on Form 144, Form 3, Form 4 or Form 5 or to any amendment thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters, which prior authorization are hereby revoked, and shall survive the termination of the undersigned's status as a shareholder of the Company and remain in effect thereafter for so long as the undersigned (in his individual capacity or in a fiduciary or any other capacity) has any obligation under Section 4(1) of the '33 Act or Section 16 of the '34 Act with respect to securities of the Company.

IN WITNESS WHEREOF, I have set my hand this 19th day of January, 2007.

Mary Rose Short
Professional & Corporate Trust Limited
Director
Pardo Family Holdings Limited